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                        DELAWARE GROUP INCOME FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


                  Delaware Group Income Funds, Inc. (formerly known as Delaware Group Delchester High-Yield Bond Fund, Inc.), a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: As of the filing of these Articles Supplementary, the Corporation had authority to issue a total of One Billion (1,000,000,000) shares of common stock with a par value of One Dollar ($1.00) per share (the "Common Stock") of the Corporation, having an aggregate par value of One Billion Dollars ($1,000,000,000). Of these shares of Common Stock, Seven Hundred Million (700,000,000) shares of the Common Stock have been allocated as follows: Five Hundred Million (500,000,000) shares have been allocated to the Delchester Fund series, and Two Hundred Million (200,000,000) shares have been allocated to the Strategic Income Fund series. Of such Five Hundred Million (500,000,000) shares of the Corporation's Common Stock allocated to the Delchester Fund series, such shares have been further classified and allocated as follows: (1) Fifty Million (50,000,000) shares of the Delchester Fund series of the Common Stock have been allocated to each of the Delchester Fund Institutional Class, the Delchester Fund B Class and the Delchester Fund C Class, and (2) Three Hundred Fifty Million (350,000,000) shares have been allocated to the Delchester Fund A Class. Of such Two Hundred Million (200,000,000) shares of the Corporation's Common Stock allocated to the Strategic Income Fund series, such shares have been further classified and allocated as follows: (1) One Hundred Million (100,000,000) shares of the Strategic Income Fund series of the Common Stock have been allocated to the Strategic Income Fund A Class, (2) Twenty-Five Million (25,000,000) shares of the Strategic Income Fund series of the Common Stock have been allocated to each of the Strategic Income Fund B Class and the Strategic Income Fund C Class, and (3) Fifty Million (50,000,000) shares of the Strategic Income Fund series of the Common Stock have been allocated to the Strategic Income Fund Institutional Class. The Corporation has Three Hundred Million (300,000,000) authorized, unissued and unclassified shares of Common Stock.

                  SECOND: The Board of Directors of the Corporation, at a meeting held on December 19, 1996, adopted resolutions designating one additional series of the Corporation's Common Stock as the High-Yield Opportunities Fund series, and classifying and allocating Two Hundred Million (200,000,000)



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shares of authorized, unissued and unclassified Common Stock to the High-Yield
Opportunities Fund series. Pursuant to such resolutions, of such Two Hundred Million (200,000,000) shares of the Corporation's Common Stock allocated to the High-Yield Opportunities Fund series, such shares have been further classified and allocated as follows: (1) One Hundred Million (100,000,000) shares of the High-Yield Opportunities Fund series of the Common Stock have been allocated to the High-Yield Opportunities Fund A Class, (2) Twenty-Five Million (25,000,000) shares of the High-Yield Opportunities Fund series of the Common Stock have been allocated to each of the High-Yield Opportunities Fund B Class and the High-Yield Opportunities Fund C Class, and (3) Fifty Million (50,000,000) shares of the High-Yield Opportunities Fund series of the Common Stock have been allocated to the High-Yield Opportunities Fund Institutional Class. One Hundred Million (100,000,000) shares of the Common Stock remain authorized but unissued and unallocated shares.

                  THIRD: As of the effectiveness of these Articles Supplementary, the Corporation shall have authority to issue One Billion (1,000,000,000) shares of Common Stock, having an aggregate par value of One Billion Dollars ($1,000,000,000). Of these shares of Common Stock, Nine Hundred Million (900,000,000) shares of the Common Stock shall be allocated as follows:
Five Hundred Million (500,000,000) shares shall be allocated to the Delchester Fund series, Two Hundred Million (200,000,000) shares shall be allocated to the Strategic Income Fund series and Two Hundred Million (200,000,000) shares shall be allocated to the High-Yield Opportunities Fund series. Of such Five Hundred Million (500,000,000) shares of the Corporation's Common Stock allocated to the Delchester Fund series, such shares shall be further classified and allocated as follows: (1) Fifty Million (50,000,000) shares of the Delchester Fund series of the Common Stock shall be allocated to each of the Delchester Fund Institutional Class, the Delchester Fund B Class and the Delchester Fund C Class, and (2) Three Hundred Fifty Million (350,000,000) shares shall be allocated to the Delchester Fund A Class. Of such Two Hundred Million (200,000,000) shares of the Corporation's Common Stock allocated to the Strategic Income Fund series, such shares shall be further classified as follows: (1) One Hundred Million (100,000,000) shares of the Strategic Income Fund series of the Common Stock shall be allocated to the Strategic Income Fund A Class, (2) Twenty-Five Million (25,000,000) shares of the Strategic Income Fund series of the Common Stock shall be allocated to each of the Strategic Income Fund B Class and the Strategic Income Fund C Class, and (3) Fifty Million (50,000,000) shares of the Strategic Income Fund series of the Common Stock shall be allocated to the Strategic Income Fund Institutional Class. Of such Two Hundred Million (200,000,000) shares of the Corporation's Common Stock allocated to the High-Yield Opportunities Fund series, such shares shall be further classified as follows: (1) One Hundred Million

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(100,000,000) shares of the High-Yield Opportunities Fund series of the Common
Stock shall be allocated to the High-Yield Opportunities Fund A Class, (2) Twenty-Five Million (25,000,000) shares of the High-Yield Opportunities Fund series of the Common Stock shall be allocated to each of the High-Yield Opportunities Fund B Class and the High-Yield Opportunities Fund C Class, and
(3) Fifty Million (50,000,000) shares of the High-Yield Opportunities Fund series of the Common Stock shall be allocated to the High-Yield Opportunities Fund Institutional Class.

                  FOURTH: The shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class, the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class of the High-Yield Opportunities Fund series shall represent proportionate interests in the same portfolio of investments. The shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class, the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class of the High-Yield Opportunities Fund series shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class, the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class of the High-Yield Opportunities Fund series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the High-Yield Opportunities Fund series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the High-Yield Opportunities Fund series among its four classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities

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                  and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class, the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class of the High-Yield Opportunities Fund series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class, the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class of the High-Yield Opportunities Fund series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class and the High-Yield Opportunities Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the High-Yield Opportunities Fund series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class and the High-Yield Opportunities Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the High-Yield Opportunities Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the High-Yield Opportunities Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the High-Yield Opportunities Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of

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                  the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the High-Yield Opportunities Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the High-Yield Opportunities Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the High-Yield Opportunities Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the High-Yield Opportunties Fund B Class shall mean (i) in the case of a share of the High-Yield Opportunities Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the High-Yield Opportunities Fund B Class, or (ii) in the case of a share of the High-Yield Opportunties Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the High-Yield Opportunties Fund B
                  Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the High-Yield Opportunties Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or

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                  distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the High-Yield Opportunities Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of High-Yield Opportunities Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the High-Yield Opportunities Fund B Class, as such prospectus may be amended from time to time.

                           (c) The number of shares of the High-Yield
                  Opportunities Fund A Class into which a share of the High-Yield Opportunities Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the High-Yield Opportunities Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the High-Yield Opportunities Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

                           (d) On the Conversion Date, the shares of the
                  High-Yield Opportunities Fund B Class converted into shares of the High-Yield Opportunities Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the High-Yield Opportunities Fund A Class into which the shares of the High-Yield Opportunities Fund B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the High-Yield Opportunities Fund B Class, as such prospectus may be amended from time to time and (iii)

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                  the right to vote converting shares of the High-Yield
                  Opportunities Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the High-Yield Opportunities Fund A Class resulting from the conversion need not be issued until certificates representing shares of the High-Yield Opportunities Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                           (e) The automatic conversion of the High-Yield
                  Opportunities Fund B Class into the High-Yield Opportunities Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that
                  (x) the assessment of the higher fee under the Distribution Plan with respect to the High-Yield Opportunities Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the High-Yield Opportunities Fund B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the High-Yield Opportunities Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                           (f) The automatic conversion of the High-Yield
                  Opportunities Fund B Class into High-Yield Opportunties Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the High-Yield Opportunities Fund B Class on any Distribution Plan with respect to, as relevant, the High-Yield Opportunities Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the High-Yield Opportunities Fund B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

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                  4. The shares of the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class shall not automatically convert into shares of the High-Yield Opportunities Fund A Class of the High-Yield Opportunities
                  Fund series of the Common Stock as do the shares of the High-Yield Opportunities Fund B Class of the High-Yield Opportunities Fund series of the Common Stock.

                  FIFTH: The shares of the High-Yield Opportunities Fund A Class, the High-Yield Opportunities Fund B Class, the High-Yield Opportunities Fund C Class and the High-Yield Opportunities Fund Institutional Class of the High-Yield Opportunities Fund series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  SIXTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  SEVENTH: These Articles Supplementary shall become effective at 9:00 a.m. on December 27, 1996.

                  The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalities for perjury.


                  IN WITNESS WHEREOF, Delaware Group Income Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 23rd day of December, 1996.


                                            DELAWARE GROUP INCOME FUNDS, INC.


                                            By:   /s/ RICHELLE S. MAESTRO
                                                  ------------------------------
                                                      Richelle S. Maestro
                                                      Vice President


ATTEST:


    /s/ DAVID P. O'CONNOR
    -------------------------
         David P. O'Connor
     Assistant Secretary